Exhibit 4.1

EXECUTION VERSION

Supplemental Indenture in Respect of Subsidiary Guarantees

FIFTH SUPPLEMENTAL INDENTURE, dated as of December 30, 2013 (this “Supplemental Indenture”), among the Guarantors listed on Schedule A hereto (the “Subsidiary Guarantors” and each, a “Subsidiary Guarantor”), Envision Healthcare Corporation (f/k/a Emergency Medical Services Corporation) (as successor by merger to CDRT Merger Sub, Inc., the “Company”), and each other then existing Subsidiary Guarantor under the Indenture referred to below (the “Existing Guarantors”), and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, any Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of May 25, 2011 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Notes in series;

WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS, each Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreement; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.                                      Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Agreement to Guarantee.  Each Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors and fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.  The Subsidiary Guarantee of each Subsidiary Guarantor is subject to the subordination provisions of the Indenture.

3.                                      Termination, Release and Discharge.  Each Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and each Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

4.                                      Parties.  Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

5.                                      Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

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7.                                      Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.                                      Headings.  The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENVISION HEALTHCARE CORPORATION

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

ACCENT HOME HEALTH CARE, INC.
APH LABORATORY SERVICES, INC.
GREATER PINELLAS TRANSPORTATION MANAGEMENT SERVICES, INC.
GUARDIAN HEALTH CARE, INC.
GUARDIAN HEALTHCARE GROUP, INC.
GUARDIAN HEALTHCARE HOLDINGS, INC.
HEALTH PRIORITY HOME CARE, INC.
JLM HEALTHCARE, INC.
KMAC, INC.
OHERBST, INC.
S. FISHER & S. THOMAS INC.
T.M.S MANAGEMENT GROUP INC.
TKG, INC.,
TRANSPORTATION MANAGEMENT SERVICES OF BREVARD, INC.
VELITA SMITH HOME HEALTH, INC.

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

EMSC SERVICESCO, LLC,

By:	American Medical Response, Inc.,
as Sole Member

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

[Signature Page to Fifth Supplemental Indenture]

CMORX, LLC
SPOTLIGHT HOLDCO LLC,

By:	EmCare, Inc.,
as Sole Member

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

EVOLUTION HEALTH LLC,

By:	Emergency Medical Services LP Corporation, as Sole Member

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

EVOLUTION MOBILE IMAGING, LLC,

By:	Evolution Health, LLC,
as Sole Member,

By:	Emergency Medical Services LP Corporation, its Sole Member

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

[Signature Page to Fifth Supplemental Indenture]

AGAPE HEALTH CARE AGENCY, LLC.
CARE CONNECTION OF CINCINNATI LLC
GEM CITY HOME CARE, LLC.
GUARDIAN OHIO NEWCO, LLC,

By:	Guardian Healthcare Holdings, Inc.,
as Sole Member

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

ROSE RADIOLOGY, LLC,

By:	Spotlight Holdco LLC
as Sole Member,

By:	EmCare, Inc.,
its Sole Member

By:	/s/ Craig A. Wilson
Name:	Craig A. Wilson
Title:	Secretary

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Authorized Officer

[Signature Page to Fifth Supplemental Indenture]

Schedule A

Guarantor	Jurisdiction of Organization
1. Accent Home Health Care Inc.	Indiana
2. Agape Health Care Agency, LLC.	Ohio
3. APH Laboratory Services, Inc.	Texas
4. Care Connection of Cincinnati LLC	Ohio
5. CMORx, LLC	Texas
6. EMSC ServicesCo, LLC	Delaware
7. Evolution Health LLC	Delaware
8. Evolution Mobile Imaging, LLC	Delaware
9. Gem City Home Care, LLC.	Ohio
10. Greater Pinellas Transportation Management Services, Inc.	Florida
11. Guardian Health Care, Inc.	Texas
12. Guardian Healthcare Group, Inc.	Delaware
13. Guardian Healthcare Holdings, Inc.	Delaware
14. Guardian Ohio Newco, LLC	Ohio
15. Health Priority Home Care, Inc.	Texas
16. JLM Healthcare, Inc.	Texas
17. KMAC, Inc.	Texas
18. Oherbst, Inc.	Texas
19. Rose Radiology, LLC	Texas
20. S. Fisher & S. Thomas Inc.	Texas
21. Spotlight Holdco LLC	Delaware
22. T.M.S. Management Group, Inc.	Florida
23. TKG, Inc.	Oklahoma
24. Transportation Management Services of Brevard, Inc.	Florida
25. Velita Smith Home Health, Inc.	Texas